Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Advanced Emissions Solutions, Inc. (the "Company") for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Greg P. Marken, as Principal Executive Officer of the Company, and Morgan Fields, as Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Emissions Solutions, Inc.

/s/ Greg P. Marken
Greg P. Marken
Chief Executive Officer
Date: March 8, 2023

/s/ Morgan Fields
Morgan Fields
Chief Accounting Officer
Date: March 8, 2023

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report and shall not be considered filed as part of the Report. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.